UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

1-12340
(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)
33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, Keurig Green Mountain, Inc. (the “Company”) announced that Peter Leemputte will join the Company in June as an Executive Advisor and will become the Company’s Chief Financial Officer and Treasurer, effective August 17, 2015, upon the previously disclosed transition of Frances G. Rathke, the Company’s existing Chief Financial Officer and Treasurer.  Upon stepping down as Chief Financial Officer and Treasurer, Ms. Rathke will act as Senior Advisor to the Chief Executive Officer from August 17, 2015 until September 26, 2015, primarily to assist with this transition in management.

From 2012 until March 2015, Mr. Leemputte, 57, served as the Executive Vice President & Chief Financial Officer of Mead Johnson Nutrition Company (“Mead”) and, from 2008 to 2012, served as its Senior Vice President and Chief Financial Officer.  Prior to working at Mead, Mr. Leemputte served as the Senior Vice President and Chief Financial Officer of Brunswick Corporation from 2003 until 2008, having previously served as Brunswick Corporation’s Vice President and Controller from 2001 until 2003.  Since 2005 Mr. Leemputte has served on the board of directors of Bezer Homes, Inc.  Mr. Leemputte received his MBA from the University of Chicago and his B.S. in Chemical Engineering from Washington University in St. Louis.

Pursuant to the terms of Mr. Leemputte’s offer letter, Mr. Leemputte will work for the Company on a full-time basis and will receive an annual base salary of $670,000.  Mr. Leemputte will also have the opportunity to earn an annual cash bonus with a target in fiscal 2016 of 90% of his base salary, with the actual amount of the bonus earned to be based on the achievement of certain operational and financial performance goals to be established by the Compensation and Organizational Development Committee (the “Compensation Committee”) of the Company’s Board of Directors, and a long-term equity incentive grant in fiscal 2016 (anticipated grant date in December 2015) with a target grant date value equal to 250% of his base salary.  Mr. Leemputte will also receive a one-time sign-on bonus of $400,000 (in lieu of any relocation assistance and less applicable tax and authorized withholdings), which will be repayable by him if he voluntarily terminates within the twelve (12) month period following his first day of employment. Mr. Leemputte will also receive a one-time grant under the Company’s 2014 Omnibus Stock Incentive Plan of restricted stock units (“RSUs”) on his first day of employment having a grant date value equal to $560,000, with the number of shares subject to such award determined by dividing the award value by the closing price of a share of the Company’s common stock on the date of grant.  One hundred percent (100%) of such RSUs will vest on the third anniversary of the date of grant.

Effective June 1, 2015, the Compensation Committee has also designated Mr. Leemputte as a Level III participant in the Company’s 2015 Severance Benefit Plan, and a Level II participant in the Company’s Amended and Restated 2008 Change in Control Severance Benefit Plan.  It is anticipated that on August 17, 2015, Mr. Leemputte will also enter into the Company’s standard form of indemnification agreement for officers and participate in other compensation and benefit programs generally available to the Company’s executive officers.

Except for the employment arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Leemputte has a direct or indirect material interest.

There are no family relationships between Mr. Leemputte and any of the Company’s directors or executive officers.

A copy of the press release announcing Mr. Leemputte’s hiring is being filed as Exhibit 99.1 to this Form 8-K.  The foregoing description of Mr. Leemputte’s offer letter is qualified in its entirety by reference to the text of the offer letter which is filed as Exhibit 10.1 hereto and incorporated herein to this Item 5.02 by reference.

Note Regarding Forward-Looking Statements

Except for historical information, the matters discussed in this current report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Forward-looking statements, including statements regarding the Company’s succession planning, involve risks and uncertainties which may cause actual results to differ materially from those stated here, including, but not limited to, the risks set forth in the Company’s Annual Report on Form 10-K for the year ended September 27, 2014. Forward-looking statements reflect management’s analysis as of the date of this current report on Form 8-K. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly filings.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated May 4, 2015, by and between Keurig Green Mountain, Inc. and Peter Leemputte.

99.1	Press release issued on May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley
President and Chief Executive Officer

Date: May 6, 2015

Index to Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated May 4, 2015, by and between Keurig Green Mountain, Inc. and Peter Leemputte.

99.1	Press release issued on May 6, 2015.